UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CapLease, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	52-2414533 (IRS employer identification no.)
1065 Avenue of the Americas New York, New York (Address of principal executive offices)	10018 (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.25% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share	The New York Stock Exchange*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-171408 Securities to be registered pursuant to Section 12(g) of the Act: None.

*	Application has been made for listing pursuant to the requirements of The New York Stock Exchange.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 7.25% Series C Cumulative Redeemable Preferred Stock of the Registrant to be registered hereunder is contained in the sections entitled “Description of the Series C Preferred Stock” and “Description of Preferred Stock” in the Registrant’s Final Prospectus dated January 17, 2013, filed on January 17, 2013, pursuant to Rule 424(b)(5) (the “Final Prospectus”). Such portions of the Final Prospectus are hereby incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Amendment No. 4 to Registration Statement on Form S-11 filed with the Securities and Exchange Commission on March 8, 2004 (Registration No. 333-110644)).

3.2	Articles of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2007).

3.3	Articles Supplementary Establishing the Rights and Preferences of the 7.25% Series C Cumulative Redeemable Preferred Stock of the Registrant.

3.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Amendment No. 4 to Registration Statement on Form S-11 filed with the Securities and Exchange Commission on March 8, 2004 (Registration No. 333-110644)).

3.5	First Amendment to Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2007).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 18, 2013	CapLease, Inc.
(Registrant)

	By:	/s/ PAUL C. HUGHES
Paul C. Hughes
Vice President, General Counsel and Corporate Secretary

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